Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Updates Guidance for the First Quarter

Diluted earnings per share expected to be within guidance despite lower than expected revenues

AUSTIN, TEXAS – October 3, 2006 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in data infrastructure software, today announced preliminary financial results for the first quarter ending September 30, 2006.

The company expects total revenue for the first quarter to be in the range of $9.8 million to $10.0 million and GAAP-basis diluted earnings per share of $0.01 to $0.02, representing Pervasive’s twenty-third consecutive quarter of profitability. Guidance for the first quarter given in the company’s July 25, 2006 press release was for revenue in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.00 to $0.03. GAAP-basis profitability for the quarter includes amortization of purchased intangibles of approximately $0.3 million, and stock-based compensation expense of approximately $0.6 million, together representing $0.04 per share in the first quarter of fiscal year 2007. On a pro forma basis, as described below and excluding the effects of amortization of purchased intangibles and stock-based compensation expense referred to above, Pervasive expects to realize pro forma diluted earnings per share of $0.05 to $0.06, compared to $0.04 pro forma diluted and fully-taxed earnings per share in the first quarter of last fiscal year. Guidance for the first quarter given in our July 25, 2006 press release was for pro forma diluted and fully taxed earnings per share, before amortization of purchased intangibles and stock-based compensation expense, of approximately $0.04 to $0.07.

“First quarter revenues are disappointing,” said John Farr, president and CEO, Pervasive Software. “The integration products group fell just short of revenue expectations for the quarter while the database products group faced more significant challenges, including summer seasonality that particularly affects our extensive international database business and reduced demand associated with the latter half of the version life cycle for P.SQL V9.”

“However, we continue to effectively manage our expenses, which allowed us to deliver our twenty-third consecutive quarter of profitability, grow cash and continue to be active with our stock repurchase program,” continued Farr.

Pervasive continued to generate positive cash flow from operations with approximately $2.8 million in the first quarter of fiscal 2007, ending the quarter with more than $44 million in cash and marketable securities and no debt, representing approximately $1.97 per issued and outstanding share.

Pervasive acquired 621,400 shares of Pervasive common stock on the open market at a total cost of approximately $2.5 million, or approximately $3.91 per share, during the quarter ended September 30, 2006. The Company now has approximately $2.5 million authorized repurchase funds remaining under its $5.0 million stock repurchase program announced in July 2006.

Pervasive also announced that Chip Harmon has resigned as the general manager, Integration Products of Pervasive Software effective October 4, 2006. Michael E. Hoskins, the company’s chief technology officer, will assume the role of interim general manager, Integration Products effective immediately. The Integration Products group was acquired by Pervasive through its acquisition of Data Junction Corporation in December 2003. Hoskins was the president of Data Junction Corporation prior to the acquisition, and accordingly the company believes that he is eminently qualified for this interim role. The company’s search for a permanent replacement to fill the general manager, Integration Products position is underway. “Under Chip’s leadership, the Integration Products team has increased its focus on leveragable channels to enhance revenue opportunities while reducing operating costs,” said Farr. “Mike’s deep industry and technology expertise, keen understanding of partner and customer needs, and passion for the business make him an outstanding asset, and I am confident that his leadership will build on the foundation we’ve established in the integration team.”

Business Outlook

For the second fiscal 2007 quarter ending December 31, 2006, Pervasive expects revenue to be in the range of $9.5 million to $10.5 million and GAAP-basis diluted earnings per share of $0.00 to $0.03. GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense, together representing approximately $0.9 million in the second quarter of fiscal year 2007, as well as a provision for domestic income tax expense at an effective rate of 34% on pre-tax income before non-deductible amortization of purchased intangibles and stock-based compensation expense. In each quarter of fiscal year 2007, the company intends to present pro forma diluted earnings per share, before amortization of purchased intangibles and stock-based compensation expense, and with prior periods tax effected on a pro forma basis at rates consistent with rates expected in fiscal year 2007. Tax provisions as previously reported in comparable periods prior to the fourth quarter of fiscal year 2006 were nominal as a result of the previously disclosed valuation allowance on net deferred tax assets. The company expects pro forma adjustments to result in pro forma diluted earnings per share of approximately $0.04 to $0.07 in the December quarter, compared to pro forma diluted and fully taxed earnings per share of $0.05 for the second quarter of fiscal year 2006.

Pervasive management believes that the pro forma expected results described in this release are useful for an understanding of Pervasive’s ongoing operations because GAAP expected results include non-cash charges associated with the amortization of purchased intangibles and stock-based compensation expense. Management uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results.

Regularly Scheduled Earnings Release Conference Call – October 24, 2006

Pervasive will provide the full financial results for its first quarter ending September 30, 2006 in its regularly scheduled earnings release conference call on October 24, 2006 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 800-895-4790 (toll-free) or 785-424-1071 (international). The conference ID is “PVSW”. The conference call may also be accessed live over the Web at www.pervasive.com/ircalendar. Check the Web site before the call for login information. Replay will be available 6 P.M Eastern Tuesday, October 24, to midnight, Tuesday, October 31, by dialing 800-283-8486 (toll-free) or 402-220-0869 (international), or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) provides embeddable data management and integration software that helps companies grow and extend the value of their data investments. For more than two decades, Pervasive has delivered an enduring value proposition and the best combination of performance, reliability, functionality and connectivity. Today, Pervasive is leading its chosen markets by defining and accelerating the inevitable transition from high cost to high value. Pervasive’s value is proven by the size, diversity and loyalty of its customer base, partners and channels. Tens of thousands of customers in virtually every industry, in more than 150 countries, rely on Pervasive to manage, integrate, analyze and secure their critical data. For additional information, go to www.pervasive.com

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the first quarter ending September 30, 2006 and the second quarter ending December 31, 2006. Pervasive emphasizes that the expected results for the quarter ending September 30, 2006 are preliminary and that actual results could vary when the company reports final revenue and earnings for the first quarter on October 24, 2006 at 5 P.M. Eastern time. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the US and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. More about potential factors that could affect the company’s business and financial results is included in Pervasive’s Form 10-K/A for the fiscal year ended June 30, 2006, which is on file with the SEC and available at the SEC’s website at www.sec.gov. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

###

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.